HarborView Mortgage Pass-Through Certificates

Series 2003-3

Preliminary Marketing Materials

$396,013,000 (Approximate)

This information is furnished to you solely by Greenwich Capital Markets, Inc. and not by the issuer of the securities or any of its affiliates.  Greenwich Capital Markets, Inc. is acting as Underwriter and not acting as Agent for the issuer or its affiliates in connection with the proposed transaction.

This Preliminary Term Sheet is provided for information purposes only, and does not constitute an offer to sell, nor a solicitation of an offer to buy, the referenced securities.  It does not purport to be all-inclusive or to contain all of the information that a prospective investor may require to make a full analysis of the transaction.  All amounts are approximate and subject to change.  The information contained herein supersedes information contained in any prior term sheet for this transaction.  In addition, the information contained herein will be superseded by information contained in term sheets circulated after the date hereof and by information contained in the Prospectus and Prospectus Supplement for this transaction.  An offering may be made only through the delivery of the Prospectus and Prospectus Supplement.

Preliminary Term Sheet

Date Prepared: December 3, 2003

HarborView Mortgage Pass-Through Certificates, Series 2003-3

$396,013,000 (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class	Principal Amount (Approx) (1)	WAL (Yrs) Call/ Mat(2)	Pmt Window (Mths) Call/ Mat(2)	Interest Rate Type	Tranche Type	Expected Ratings S&P/Moody’s

1A-1	$50,000,000	N/A	N/A	Floater (3)	Senior	AAA/Aaa
1A-2 (4)	Notional			Variable	Senior	AAA/Aaa
R	[$100]			Floater	Senior/Residual	AAA/Aaa
2A-1	$272,885,000	N/A	N/A	Floater (3)	Senior	AAA/Aaa
2A-2	$60,200,000	N/A	N/A	Floater (3)	Senior	AAA/Aaa
2A-3	$1,800,000	N/A	N/A	Floater (3)	Senior Mezz	AAA/Aaa
2A-4 (4)	Notional			Variable	Senior	AAA/Aaa
B-1	$6,677,000	N/A	N/A	Floater (5)	Subordinate	AA/Aa2
B-2	$4,451,000	N/A	N/A	Floater (5)	Subordinate	A/A2
B-3	$2,630,000				Subordinate	BBB/Baa2
B-4	$3,035,000				Subordinate	BB/NR
B-5	$1,416,000	Privately Offered Certificates			Subordinate	B/NR
B-6	$1,622,845				Subordinate	NR/NR

Total	$404,716,945

(1)

Distributions on the Class 1A-1 Certificates will be primarily derived Group 1 Mortgage Loans, as described herein.  Distributions on the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates will be primarily derived from Group 2 Mortgage Loans, as described herein.  Distributions on the Class B-1 and Class B-2 Certificates will be derived from all Mortgage Loans, as described herein.  Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)

WAL and Payment Window for the Class 1A-1, Class 2A-1,Class 2A-2,Class 2A-3, Class B-1 and Class B-2 Certificates are shown to the Optional Call Date and to maturity (as described herein).

(3)

For every Distribution Date, the interest rate for the Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates will be equal to One-Month LIBOR plus a margin (which margin doubles after the Optional Call Date), subject to the Net WAC Cap.

(4)

The Class 1A-2 and Class 2A-4 Certificates will have an interest only component and a principal only component.  The interest only component of each class will have a notional balance that will equal the aggregate principal balance of such certificate’s related mortgage loans.  They will accrue interest on that balance at a rate equal to the excess of the (i) Net WAC Cap of such certificate’s related group of mortgage loans over (ii) the weighted average of the rates at which interest accrues on the other related classes of certificates, multiplied by a fraction, the numerator of which is the aggregate principal amount of the other related classes of certificates and the denominator of which is the aggregate principal balance of the related mortgage loans.  The principal only component of the Class 1A-2 and Class 2A-4 Certificates will have an initial principal amount of zero, which principal amount shall be increased to the extent of any Deferred Interest allocated to such certificates, as described herein.

(5)

For every Distribution Date, the interest rate for the Class B-1 and Class B-2 Certificates will be equal to One-Month LIBOR plus the related margin (in each case, which margin will be multiplied by 1.5 after the Optional Call Date), subject to the Net WAC Cap.